Pulse Biosciences Announces Health Canada Approval for CellFX® System

- Company to Expand Global Controlled Launch Program with Clinical Aesthetic Experts in Canada

HAYWARD, Calif.--(BUSINESS WIRE)--Pulse Biosciences, Inc. (Nasdaq: PLSE) (“Pulse Biosciences” or the “Company”), a novel bioelectric medicine company progressing Nano-Pulse Stimulation™ (NPS™) technology, today announced the CellFX® System has been approved by Health Canada for a Medical Device License for use in dermatological procedures requiring ablation and resurfacing of the skin for the reduction, removal, and/or clearance of cellular-based benign lesions. Pulse Biosciences will now expand its controlled commercial launch of the CellFX System to select medical practices in Canada for the treatment of general dermatologic conditions, including sebaceous hyperplasia, seborrheic keratosis and cutaneous non-genital warts.

Renowned dermatologist Sheetal Sapra, MD of Toronto, Canada, is expected to begin participation in the CellFX System Controlled Launch program this month. “I am thrilled to be the first dermatologist in Canada to provide the clinical advantages of the CellFX System using NPS technology. I'm constantly seeking innovative ways to help my patients and I see an unmet need that the CellFX procedure can address in clearing challenging skin lesions like sebaceous hyperplasia, common warts and seborrheic keratosis," said Dr. Sapra, co-founder and director of the Institute of Cosmetic and Laser Surgery and Centre for Clinical Trials.

“Health Canada approval marks an important corporate milestone in our regulatory strategy and enables the planned expansion of our CellFX System Controlled Launch program in Canada this quarter. This third regulatory approval, following FDA clearance and CE mark approval earlier this year, further validates our NPS technology and we are excited to bring our novel CellFX procedure to patients in Canada,” said Darrin Uecker, President and Chief Executive Officer of Pulse Biosciences. “We look forward to initiating our controlled launch program with leading aesthetic dermatologists in Canada, expanding to an estimated 80 practices participating across the US, EU and Canada.”

The CellFX System is a multi-application platform that harnesses the Company’s proprietary NPS technology delivering nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent noncellular tissue. The distinct advantages of the NPS mechanism have the potential to improve clinical and aesthetic outcomes by clearing benign lesions where important treatment gaps exist.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The company’s proprietary Nano-Pulse Stimulation (NPS™) technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding its Controlled Launch program, such as the number of sites expected to participate in the program, statements relating to the Company’s commercialization plan and prospects for the CellFX System, and statements regarding the potential benefits of NPS technology, including the effectiveness of such technology and the benefits of the CellFX System to clear challenging skin lesions like sebaceous hyperplasia, common warts and seborrheic keratosis. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:
Pulse Biosciences
Sandra Gardiner, EVP and CFO
510.241.1077
IR@pulsebiosciences.com
or
Gilmartin Group
Philip Trip Taylor
415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk
504.453.8344
nadinepr@gmail.com